UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 29, 2005

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation or
organization)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b)

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

On November 29, 2005, Arch Capital Group Ltd. (the “Company”), Arch Capital Group (U.S.) Inc. (“Arch US”) and the following subsidiaries of the Company designated as borrowers, Arch Reinsurance Ltd. (“Arch Re Bermuda”), Arch Reinsurance Company (“Arch Re US”), Arch Insurance Company (“AIC”), Arch Specialty Insurance Company (“ASIC”), Arch Excess & Surplus Insurance Company (“AESIC”) and Western Diversified Casualty Insurance Company (“WDCIC”), entered into an agreement (the “Amended and Restated Credit Agreement”) with Barclays Bank Plc, The Bank of New York, Wachovia Bank, N.A., Calyon, Citibank, N.A., HSBC Bank USA, N.A. and ING Bank N.V., London Branch, as documentation agents, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein, for a five-year $300 million unsecured revolving loan and letter of credit facility and a five-year $500 million secured letter of credit facility.  Certain lenders under the Amended and Restated Credit Agreement are party to other agreements with the Company and its subsidiaries.  The Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

The Amended and Restated Credit Agreement is an amendment and restatement of the Credit Agreement, dated as of September 16, 2004 (the “Credit Agreement”), by and among the Company, Arch US, Arch Re Bermuda, Arch Re US, AIC, ASIC, AESIC, WDCIC and the other parties listed therein.  The Credit Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2004.

Borrowings of revolving loans may be made by the Company and its subsidiary, Arch Re US at a variable rate based on LIBOR or an alternative base rate at the choice of the Company and Arch Re US.  The $300 million unsecured revolving loan is also available for the issuance of unsecured letters of credit up to $100 million for Arch Re US.  Letters of credit may be issued to the various designated borrower subsidiaries of the Company, as well as Arch Re US, with fees payable to the lenders based on certain leverage ratios and outstanding commitments under the Amended and Restated Credit Agreement.  The obligations of our U.S.-based subsidiaries which are party to the Amended and Restated Credit Agreement are guaranteed by Arch US.

The Amended and Restated Credit Agreement contains customary covenants which limit our ability to dispose of material assets, consolidate or merge, pay dividends, incur liens or indebtedness under certain circumstances.  Most of these restrictions are subject to certain minimum thresholds and exceptions.  The Amended and Restated Credit Agreement also contains certain affirmative covenants for us to maintain certain financial strength ratings, levels of net worth, maximum leverage ratios and minimum levels of unencumbered assets.  In addition, the Amended and Restated Credit Agreement provides that the obligations of the Company, Arch US and the other subsidiary borrowers may be accelerated upon the occurrence and continuation of certain events of default.  Such events include (subject to certain materiality thresholds and grace periods) payment defaults, covenant defaults, material inaccuracy of representations and warranties, bankruptcy and involuntary proceedings, change of control, cross-defaults under other agreements, loss of insurance licenses and other customary defaults.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 9.01.    Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1

Amended and Restated Credit Agreement, dated as of November 29, 2005, by and among Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc., Arch Reinsurance Ltd., Arch Reinsurance Company, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company and Western Diversified Casualty Insurance Company, with Barclays Bank Plc, The Bank of New York, Wachovia Bank, N.A., Calyon, Citibank, N.A., HSBC Bank USA, N.A. and ING Bank N.V., London Branch, as documentation agents, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: November 30, 2005	By:	/s/ John D. Vollaro
Name: John D. Vollaro
Title: Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1

Amended and Restated Credit Agreement, dated as of November 29, 2005, by and among Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc., Arch Reinsurance Ltd., Arch Reinsurance Company, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company and Western Diversified Casualty Insurance Company, with Barclays Bank Plc, The Bank of New York, Wachovia Bank, N.A., Calyon, Citibank, N.A., HSBC Bank USA, N.A. and ING Bank N.V., London Branch, as documentation agents, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein